September 19, 1998


Anonymous Data Corporation
4340 S. Valley View Blvd.  Suite #210
Las Vegas, NV 89103

This letter is a modification to the existing lease and serves to confirm that ADC will occupy the entire space at the above location. Accordingly ADC's rent will increase to $2680.29 per month plus any CAM adjustments and utilities billed at the above location.





Nevada Offshore Petroleum Export Corporation


/s/ Norman C. Barrett
-----------------------------
Norman C. Barrett, President




Accepted, acknowledges, approved and agreed on this the 19th day of September, 1998 by



/s/ James E. Beecham
--------------------------------
James E. Beecham, ADC President